UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	January 20, 2010

Commission File Number	Name of Registrant, State of Incorporation, Address and Telephone Number	IRS Employer Identification Number
1-40	PACIFIC ENTERPRISES (A California Corporation) 101 Ash Street San Diego, California 92101 (619) 696-2020	94-0743670

1-1402	SOUTHERN CALIFORNIA GAS COMPANY (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

1-3779	SAN DIEGO GAS & ELECTRIC COMPANY (A California Corporation) 8326 Century Park Court San Diego, California 92123 (619) 696-2000	95-1184800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2010, San Diego Gas & Electric Company ("SDG&E"), Southern California Gas Company ("SoCalGas") and Pacific Enterprises ("PE") announced the following organizational changes that will become effective March 29, 2010.  Each of these companies is a subsidiary of Sempra Energy.

Debra L. Reed, 53, currently the President and Chief Executive Officer of SDG&E, SoCalGas and PE, will resign from those positions to become an Executive Vice President of Sempra Energy.

Jessie J. Knight, Jr., 59, will become the Chief Executive Officer of SDG&E and relinquish his current position as the Executive Vice President - External Affairs of Sempra Energy.  From 1999 until joining Sempra Energy in 2006, Mr. Knight was the President and Chief Executive Officer of the San Diego Regional Chamber of Commerce.

Michael W. Allman, 49, will become the President and Chief Executive Officer of SoCalGas and PE and relinquish his current positions with Sempra Energy and its non-utility subsidiaries.  Mr. Allman was the President and Chief Executive Officer of Sempra Generation, a subsidiary of Sempra Energy, from 2006 to early 2010 when he became a Vice President of Sempra Energy.  From 2005 to 2006, Mr. Allman served as Vice President and Chief Financial Officer of Sempra Energy's competitive energy businesses and before that was the Vice President - Audit Services of Sempra Energy.

Michael R. Niggli, 60, currently the Chief Operating Officer of SDG&E, SoCalGas and PE, will resign as Chief Operating Officer of SoCalGas and PE, remain the Chief Operating Officer of SDG&E and take on the additional position of President of SDG&E.  From 2000 to 2006, prior to becoming the Chief Operating Officer of SDG&E, SoCalGas and PE, Mr. Niggli was the President of Sempra Generation.

Anne S. Smith, 56, currently Senior Vice President - Customer Services of SoCalGas and SDG&E, positions she has held since 2004, will resign from these positions to become the Chief Operating Officer of SoCalGas and PE.

All of the newly appointed SDG&E, SoCalGas and PE officers will participate at levels commensurate with their new responsibilities in the respective SDG&E and SoCalGas Executive Incentive Plans (providing for performance-based annual cash bonuses), the Sempra Energy Long Term Incentive Plan (providing for grants of equity and equity-based incentive awards), the Sempra Energy Supplemental Executive Retirement Plan (providing retirement benefits based on final average earnings) and other benefit plans and programs available to executive officers.  These plans and programs are described in the Information Statement filed with the Securities and Exchange Commission by SDG&E, SoCalGas and PE in connection with their respective annual meetings of shareholders held on June 1, 2009.

None of the newly appointed SDG&E, SoCalGas and PE officers has any relationship with, nor has any of them engaged in any transactions with, SDG&E, SoCalGas or PE that would require disclosure pursuant to Items 401(d) or 404(a) of Securities and Exchange Commission Regulation S-K.

Also on January 20, 2010, Jeffery W. Martin resigned as a member of the Boards of Directors of SDG&E, SoCalGas and PE.  Mr. Martin, currently Vice President - Investor Relations of Sempra Energy, resigned as a director of SDG&E, SoCalGas and PE in order to devote additional time transitioning into his new position as President and Chief Executive Officer of Sempra Generation, which will become effective March 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENTERPRISES
(Registrant)

Date: January 26, 2010	By: /s/ Debra L. Reed
Debra L. Reed Chairperson, President and Chief Executive Officer

SOUTHERN CALIFORNIA GAS COMPANY
(Registrant)

Date: January 26, 2010	By: /s/ Debra L. Reed
Debra L. Reed Chairperson, President and Chief Executive Officer

SAN DIEGO GAS & ELECTRIC COMPANY
(Registrant)

Date: January 26, 2010	By: /s/ Debra L. Reed
Debra L. Reed Chairperson, President and Chief Executive Officer

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